UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

RTG VENTURES, INC.
(Exact name of registrant as specified in this charter)

Florida	333-85072	59-3666743
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o David E Price
1915 I Street Northwest
Washington, DC 20006-2107
(Address and Zip Code of Principal Executive Offices)

Issuer's Telephone Number: (917) 488-6473

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -- Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2010, RTG Ventures, Inc., a Florida corporation (the “Company”) and Cloud Channel Limited (“Cloud Channel”), a United Kingdom private company limited by shares entered into and completed a Share Exchange Agreement whereby the Company exchanged 500,000 of its preferred stock for all the shares of Cloud Channel 10,000,000 (Ten Million) ordinary shares, £ .0001 per share par value.

Item 1.01 Termination of a Material Definitive Agreement.

On January 20, 2010, RTG Ventures, Inc., a Florida corporation (the “Company”), Atlantic Network Holdings Limited, a Guernsey company limited by shares ("ANHL"), New Media Television (Europe) Limited, a United Kingdom private company limited by shares and a majority owned subsidiary of ANHL ("NMTV"), and certain outside shareholders of NMTV entered into a third Amendment to Share Exchange Agreement (the “Amendment 3”) which amended the terms of a Share Exchange Agreement and the first Amendment dated December 21, 2007 (“Amendment 1”) and the second Amendment dated September 9 2008 previously entered into by the parties. On March 30, 2010 this Share Agreement was rescinded by the  Board of Directors of the Company.

Section 2 -- Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets Item

On March 31, 2010, the Company acquired Cloud Channel Limited, a United Kingdom private company. A further 8K will be filed with the Commission within 71 days of the filing of this 8K containing the financial  statements of Cloud Channel.

Section 5 -- Corporate Governance and Management

Item 5.02 Election of Directors, Appointment of Certain Officers

On April 1, 2010 Neil Gray was appointed our Chairman by the Board of Directors. Below is information about Mr. Gray.

From 2005 to date, Neil has operated a privately owned business consultancy working with associates across different time zones. He has a variety of interests some of which are real estate, wealth protection and commodities. Between 1999 and 2007, Neil was involved as an officer and equity participant of a privately held UK based Healthcare Group where he created a stable, conservative growth model to establish growth organically and by acquisition through operational knowledge and accurate prediction of cashflow/interest rates within the group’s debt/equity structure. The group’s interests were not restricted to the UK with alliances and interests developed into the European Union.

At the same meeting of the Board Mr Fludgate was appointed Chief Executive Officer replacing Linda Perry who will remain as a director and was appointed Chair of the Nomination,Compensation and Audit Committees.

At the same meeting Dominic Hawes-Fairley was appointed President. Below is information about Mr. Hawes- Fairley

Prior to joining RTGV, Hawes-Fairley was Managing Director of Bitemark MC Limited, which he co-founded in 2001.  Previously, he ran a marketing and branding consultancy and was VP Marketing at Europe’s largest business incubator, Gorilla Park BV. He served as a commissioned officer in the world famous Household Cavalry after studying at the Royal Military Academy, Sandhurst.

Item 9.01 Financial Statements and Exhibits.

(b) Exhibits

10.1*****	Share Exchange Agreement, dated March 30, 2010, between RTG Ventures, Inc., and Cloud Channel Limited.
10.2*****
Recession Resolution of Share Exchange Agreement, dated March 20, 2007, by and among RTG Ventures, Inc., Atlantic Network Holdings Limited, the Outside Stockholders Listed on Exhibit A thereto and New Media Television (Europe) Limited.

10.3*****	Share purchase Agreement between Cloud Channel Limited and Bitemark MC Limited.
10.4*****	Share purchase Agreement between Cloud Channel Limited and Stylar Limited.
10.5*****	Executive Summary of RTG Ventures Business Plan.
10.6*****	Dominic Hawes-Fairley Curriculum Vitae
99.1*****	Neil Gray Curriculum Vitae
99.1*
Share Exchange Agreement, dated March 20, 2007, by and among RTG Ventures, Inc., Atlantic Network Holdings Limited, the Outside Stockholders Listed on Exhibit A thereto and New Media Television (Europe) Limited.

99.2**
Amendment to Share Exchange Agreement, dated December 21, 2007, by and among RTG Ventures, Inc., Atlantic Network Holdings Limited, the outside Stockholders listed on Exhibit A thereto and New Media Television (Europe) Limited.

99.2***
Amendment to Share Exchange Agreement, dated September 9, 2008, by and among RTG Ventures, Inc., Atlantic Network Holdings Limited, the outside Stockholders listed on Exhibit A thereto and New Media Television (Europe) Limited.

99.3****
Amendment to Share Exchange Agreement, dated January 20, 2010, by and among RTG Ventures, Inc., Atlantic Network Holdings Limited, the outside Stockholders listed on Exhibit A thereto and New Media Television (Europe) Limited.

* Previously filed as Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed with the Commission on March 21, 2007.
** Previously filed as Exhibit 99.2 to the registrant’s Current Report on Form 8-KA filed with the Commission on December 21, 2007.
*** Previously filed as Exhibit 99.2 to the registrant’s Current Report on Form 8-KA filed with the Commission on September 21, 2008.
**** Previously filed as Exhibit 99.2 to the registrant’s Current Report on Form 8-KA filed with the Commission on January 20, 2010.
*****Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTG VENTURES, INC. (Registrant)

Dated: April 6, 2010	By:	/s/ Barrington J Fludgate
Barrington J Fludgate, Chief Executive Officer